EXHIBIT 4.10






                            TRUST SUPPLEMENT NO. - -


     This TRUST SUPPLEMENT NO. - -, dated as of - - (the "Trust Supplement"), among AIRPLANES LIMITED, a limited liability company organized under the laws of Jersey, Channel Islands ("Airplanes Limited"), AIRPLANES U.S. TRUST, a Delaware business trust formed pursuant to the Airplanes Trust Agreement (as defined in the Pass Through Agreement (as defined below)) ("Airplanes Trust" and, together with Airplanes Limited, the "Note Issuers"), and BANKERS TRUST COMPANY, a New York banking corporation ("Bankers Trust"), not in its individual capacity but solely as Pass Through Trustee hereunder (the "Trustee"), to the Pass Through Trust Agreement dated as of March 28, 1996, among the Note Issuers and the Trustee (the "Pass Through Agreement").


                              W I T N E S S E T H:

     WHEREAS, the Pass Through Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified therefor in the Pass Through Agreement) which may be issued thereunder, has heretofore been executed and delivered;

     WHEREAS, pursuant to the terms and conditions of the Pass Through Agreement as supplemented by this Trust Supplement and any other Trust Supplement (the "Agreement"), the Trustee shall purchase those Notes issued by the Note Issuers of the same tenor and designation as the Certificates issued hereunder and shall hold such Notes in trust for the benefit of the Holders of the Certificates issued hereunder;

     WHEREAS, the Trustee hereby declares the creation of this Trust (the "Trust") for the benefit of the Holders of the Certificates issued hereunder, and the initial Holders of the Certificates issued hereunder, as the beneficiaries of the Trust created hereby, by their respective acceptances of the Certificates issued hereunder, join in the creation of this Trust with the Trustee;

     WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a legal, valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized; and

     WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, and shall, to the extent applicable, be governed by such provisions.



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                                       2


     NOW, THEREFORE, in consideration of the premises herein, it is agreed among the Note Issuers and the Trustee as follows:

                                   ARTICLE I

                                THE CERTIFICATES


     Section 1.01. The Certificates. There is hereby created a [subclass] [class] of Certificates to be issued under the Agreement to be designated and known as "[Subclass A- -] [Class B] Pass Through Certificates" (hereinafter referred to as the "[Subclass A- -] [Class B] Certificates"). Each [Subclass A- -] [Class B] Certificate represents a Fractional Undivided Interest in the Trust created hereby. The terms and conditions applicable to the [Subclass A- -] [Class B] Certificates are as follows:


           (a) The aggregate principal amount of the [Subclass A- -] [Class B] Certificates that shall be authenticated under the Agreement (except for [Subclass A- -] [Class B] Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and 3.05 of the Pass Through Agreement) upon their initial issuance is $ -.

           (b) The [Subclass A- -] [Class B] Certificates shall be in the form attached hereto as Exhibit A. The [Subclass A- -] [Class B] Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Note Issuers and the Clearing Agency attached hereto as Exhibit B.

           (c) The proceeds of the sale of the [Subclass A- -] [Class B] Certificates shall be used to purchase from the Note Issuers on the date hereof the following Notes (the "Corresponding Notes") in the aggregate principal amounts set forth below:


                                                      Principal
   Notes                                               Amount      Maturity
   -----                                              ---------  --------------

   Airplanes Limited [Subclass A- -] [Class B] Notes      $ -    March 15, 2019

   Airplanes Trust [Subclass A- -] [Class B] Notes        $ -    March 15, 2019







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                                       3




                                   ARTICLE II

               ACQUISITION OF THE NOTES; ISSUANCE OF CERTIFICATES

     Section 2.01. Acquisition of Notes. (a) The Note Issuers hereby convey, transfer, sell, set over and otherwise assign to the Trust for the benefit of the Holders of the [Subclass A- -] [Class B] Certificates, the Corresponding Notes and all monies due and to become due thereunder and all rights to collateral and proceeds thereof and all rights to enforce the same.

     (b) In connection with such transfer, not later than the date hereof, each
Note Issuer shall deposit the Corresponding Notes issued by it with the Trustee on behalf of the Trust and cause such Notes to be registered in the name of the Trustee in the register therefor maintained by such Note Issuer.

     (c) The transfer of the Corresponding Notes accomplished hereby is absolute, it being understood that the transfer is intended by the parties hereto as a sale.

     Section 2.02. Acceptance by Trustee. The Trustee, by its execution and delivery of this Trust Supplement, acknowledges its acceptance of all right, title and interest in and to the Corresponding Notes to be acquired hereby and declares that the Trustee holds and will hold such right, title and interest, together with all other property constituting the Trust Property of the Trust, on behalf of the Trust for the benefit of all then present and future Holders of the [Subclass A- -] [Class B] Certificates, upon the trusts set forth in the Agreement. By its payment for and acceptance of each [Subclass A- -] [Class B] Certificate issued to it under the Agreement, each initial Certificateholder of a [Subclass A- -] [Class B] Certificate, as a grantor of the Trust created hereby, shall thereby join in the creation and declaration of the Trust.

     Section 2.03. Limitation of Powers. The Trust created hereby shall be constituted solely for the purpose of making the investment in the Corresponding Notes provided for herein, and, except as set forth herein or in this Trust Supplement or in the Agreement, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause the Trust created hereby to fail to qualify as a "grantor trust" for federal income tax purposes.

     Section 2.04. Issuance of Certificates. On the date hereof, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in fully registered form only, the [Subclass A- -] [Class B] Certificates upon the written order of the Note Issuers, in authorized denominations and in the names specified by the Note Issuers. The Trustee shall execute on behalf of the Trust, deliver and authenticate [Subclass A- -] [Class B] Certificates equalling the aggregate principal amount of the Corresponding Notes to be purchased by the Trustee pursuant to this Trust Supplement, and evidencing the entire ownership interest in the Trust


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                                       4




created hereby. The Trustee shall issue on behalf of the Trust and deliver such Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate principal amount of such Corresponding Notes and, concurrently therewith, the Trustee shall purchase on behalf of the Trust, pursuant to the terms and conditions of the related Trust Supplement, such Notes at a purchase price equal to the amount of such consideration so received.


                                  ARTICLE III

                                  THE TRUSTEE

     Section 3.01. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the due execution hereof by the Note Issuers, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Note Issuers.

     Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     Section 4.01. Pass Through Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Pass Through Agreement are in all respects ratified and confirmed; and the Pass Through Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

     Section 4.02. GOVERNING LAW. THIS TRUST SUPPLEMENT AND THE [SUBCLASS A- -] [CLASS B] CERTIFICATES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 4.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.



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                                       5




     IN WITNESS WHEREOF, the Trustee and each Note Issuer have caused this Trust Supplement to be duly executed as of the day and year first written above.

                                         AIRPLANES LIMITED


                                         By: _____________________________
                                             Name:
                                             Title:    Director



                                         AIRPLANES U.S. TRUST


                                         By: ____________________________
                                             Name:
                                             Title:    Controlling Trustee



                                         BANKERS TRUST COMPANY, not in its
                                         individual capacity but solely as
                                         Trustee


                                         By: ____________________________
                                             Name:
                                             Title:






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                                                                       EXHIBIT A


                 FORM OF [SUBCLASS A- -] [CLASS B] CERTIFICATE

     [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Bankers Trust Company, a New York banking corporation, or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


             AIRPLANES [SUBCLASS A- -] [CLASS B] PASS THROUGH TRUST

   Airplanes [Subclass A- -] [Class B] Floating Rate Pass Through Certificate

                               Issuance Date:  _______

                               Final Maturity Date: March 15, 2019

               Evidencing a fractional undivided interest in the
             Airplanes [Subclass A- -] [Class B] Pass Through Trust



Certificate            $______ Fractional Undivided Interest representing
No. ____               0.__% of the Trust per $100,000 face amount


     THIS CERTIFIES THAT                       , for value received, is the
registered owner of a $             (                 dollars) Fractional
Undivided Interest in the Airplanes [Subclass A- -] [Class B] Pass Through Trust (the "Trust") created pursuant to the Airplanes Pass Through Trust Agreement dated as of March 28, 1996, among Airplanes Limited, a limited liability company organized under the laws of Jersey, Channel Islands ("Airplanes Limited"), Airplanes U.S. Trust, a Delaware business trust ("Airplanes Trust" and, together with Airplanes Limited, the "Note Issuers"), and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee"), as supplemented by the Trust Supplement No. - thereto, dated as of
- (together, the "Agreement"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

     This Certificate is one of the duly authorized Certificates designated as "Airplanes [Subclass A- -] [Class B] Floating Rate Pass Through Certificates (herein referred to as the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Certificateholder of this Certificate, by virtue of the acceptance hereof, assents and by which such Certificateholder is bound. The property of the Trust includes, among other things, certain Notes and all rights of the Trustee, on behalf of the Trust, to receive payments under the Guarantees (collectively, the "Trust Property").

     This Certificate represents a Fractional Undivided Interest in the Trust and the Trust Property, and the Holder hereof shall have no rights, benefits or interest in respect of any assets or property other than the Trust Property.

     Subject to and in accordance with the terms of the Agreement, from funds received by the Trustee and deposited in the Certificate Account pursuant to the Agreement, there will be distributed monthly in arrears on each Payment Date, commencing on April 15, 1998, to the Person in whose name this Certificate is registered at the close of business on the Record Date with respect to such Payment Date, in the manner specified in Sections 4.02(c) and
(d) of the Agreement, such Person's pro rata share (based on the aggregate Fractional Undivided Interest in the Trust held by such Person) of the aggregate amount in the Certificate Account. Subject to and in accordance with the terms of the Agreement, in the event that any Special Payment on the Notes is received by the Trustee, there shall be distributed as soon as the Trustee has confirmed receipt of such Special Payment in the Special Payment Account, to the Person in whose name this Certificate is registered at the close of business on the Record Date immediately preceding such Special Payment, in the manner specified in Sections 4.02(c) and (d) of the Agreement, such Person's pro rata share (based on the aggregate Fractional Undivided Interest in the Trust held by such Person) of the aggregate amount of such Special Payment.
The Trustee shall mail notice of each Special Payment to the Person in whose name this Certificate is registered at the close of business on the Record Date immediately preceding such Special Payment.

     Payments on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto (except as otherwise provided in the Agreement), without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and, notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

     THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Reference is hereby made to the further provisions of this Certificate set forth in the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  _____________________         AIRPLANES [SUBCLASS A- -] [CLASS B]
                                         PASS THROUGH TRUST

                                      By:  BANKERS TRUST COMPANY, not in its
                                           individual capacity, but solely as
                                           Trustee


                                           By: _______________________________
                                               Name:
                                               Title:



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             [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


                    This is one of the Certificates referred
                     to in the within-mentioned Agreement.





Dated:  ____________           BANKERS TRUST COMPANY, not in its
                               individual capacity, but solely as Trustee


                            By: __________________________________
                                         Authorized Officer




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                            [REVERSE OF CERTIFICATE]

     The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, either Note Issuer or the Trustee or any Affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Note Issuers and the rights of the Certificateholders under the Agreement at any time by the Note Issuers and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in New York, New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $100,000 Fractional Undivided Interest and integral multiples of $1,000 in excess thereof, except that one Certificate may be in a denomination of less than $100,000. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.



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                                   EXHIBIT B

                           LETTER OF REPRESENTATIONS